UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2019

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On June 7, 2019, following an evaluation of audit fees and costs and at the direction of the Audit Committee (the “Audit Committee”) of the Board of Directors of Dasan Zhone Solutions, Inc. (the “Company”), PricewaterhouseCoopers LLP (“PwC”) was dismissed as the Company’s independent registered public accounting firm. The Company notified PwC on June 10, 2019 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through June 10, 2019, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act and the related instructions thereto (“ Regulation S-K ”), with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses in the Company’s internal control over financial reporting relating to the matters for the three and nine months ended September 30, 2016, which have not been fully remediated at December 31, 2018, as previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and December 31, 2017 (“Forms 10-K”) relating to: an insufficient complement of personnel with appropriate accounting knowledge, experience and competence, resulting in incorrect application of generally accepted accounting principles,  ineffective controls over the financial close process, and  lack of design and maintenance of effective controls over the review of supporting information to determine the completeness and accuracy of the accounting for complex transactions. As previously reported in Item 9A of the Forms 10-K, as part of the Company’s remediation plan, management is re-assessing the design of its internal control over financial reporting, including modifying processes related to the accounting for significant and unusual transactions, as well as enhancing monitoring and oversight controls in the application of accounting guidance related to such transactions, and in connection therewith, the Company has hired and anticipates that it will hire additional accounting personnel with relevant skills, training and experience, and conduct further training of its accounting and finance personnel.

The Company has provided PwC with the disclosures under this Item 4.01(a), and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in this Item 4.01(a). PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On June 7, 2019, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm, effective upon the dismissal of PwC on June 10, 2019. During the Company’s two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through June 10, 2019, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	DASAN Zhone Solutions, Inc.

	By:	/s/ MICHAEL GOLOMB
Michael Golomb
Chief Financial Officer, Corporate Treasurer and Corporate Secretary